UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 11, 2012
(Date of earliest event reported:  June 7, 2012)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 7, 2012, Revlon, Inc. (the "Company’’) held its 2012 Annual Stockholders' Meeting (the "Meeting") at which the Company's stockholders: (i) approved the re-election or election of each of the twelve (12) director nominees standing for re-election or election and named in the Company's proxy statement, dated April 24, 2012 (the "Proxy Statement"), to serve as directors until the next annual stockholders' meeting and until such directors' respective successors shall have been elected and qualified, such directors consisting of:  Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Viet D. Dinh, Alan T. Ennis, Meyer Feldberg, David L. Kennedy, Debra L. Lee, Tamara Mellon, Richard J. Santagati, Barry F. Schwartz and Kathi P. Seifert; and (ii) ratified the selection by the Audit Committee of the Company's Board of Directors of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for 2012.

The following is a tabulation of the votes cast at the Meeting with respect to Proposal No. 1 (the election of Directors):

Proposal No. 1 – Election of Directors
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald O. Perelman	75,196,116	365,167	12,109,856
Alan S. Bernikow	75,331,347	229,936	12,109,856
Paul J. Bohan	75,501,605	59,678	12,109,856
Viet D. Dinh	75,499,874	61,409	12,109,856
Alan T. Ennis	75,491,155	70,128	12,109,856
Meyer Feldberg	75,391,869	169,414	12,109,856
David L. Kennedy	75,205,806	355,477	12,109,856
Debra L. Lee	75,499,104	62,179	12,109,856
Tamara Mellon	75,500,767	60,516	12,109,856
Richard J. Santagati	75,330,964	230,319	12,109,856
Barry F. Schwartz	73,316,592	2,244,691	12,109,856
Kathi P. Seifert	75,268,884	292,399	12,109,856

The following is a tabulation of the votes cast at the Meeting with respect to Proposal No. 2 (consideration of ratifying the Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2012):

Proposal No. 2 -- Ratification of Audit Committee’s Selection of KPMG LLP*
	Votes For	Votes Against	Abstentions
Ratification of KPMG	87,309,355	91,923	269,861

*There were no broker non-votes with respect to the ratification of the Audit Committee’s selection of KPMG, as this was a "routine" proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By: /s/ Michael T. Sheehan Michael T. Sheehan Senior Vice President, Deputy General Counsel & Secretary

Date:  June 11, 2012